Exhibit 5.1

Jodie M. Bourdet

+1 415 693 2054

jbourdet@cooley.com

November 17, 2017

Stitch Fix, Inc.

1 Montgomery Street, Suite 1500

San Francisco, California 94104

Re:	Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Stitch Fix, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to (a) 10,210,695 shares of the Company’s Class B Common Stock, par value $0.00002 per share (the “Class B 2011 Plan Shares”), issuable pursuant to the Company’s 2011 Equity Incentive Plan, as amended (the “2011 Plan”), and (b) 17,137,824 shares of the Company’s Class A Common Stock, par value $0.00002 per share (the “Class A Common Stock”), consisting of (i) 10,210,695 shares of Class A Common Stock (the “Class A 2011 Plan Shares”) issuable pursuant to the 2011 Plan and (ii) 6,927,129 shares of Class A Common Stock (together with the Class B 2011 Plan Shares and the Class A 2011 Plan Shares, the “Shares”), issuable pursuant to the Company’s 2017 Incentive Plan (together with the 2011 Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Cooley LLP 101 California Street 5th Floor San Francisco, CA 94111-5800

t: (415) 693-2000 f: (415) 693-2222 cooley.com

Sincerely,

COOLEY LLP

By:	/s/ Jodie M. Bourdet
Jodie M. Bourdet

Cooley LLP 101 California Street 5th Floor San Francisco, CA 94111-5800

t: (415) 693-2000 f: (415) 693-2222 cooley.com